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                                                               Exhibit 23 (b)(2)




February 10, 1997



ALLIED Group, Inc.
701 Fifth Avenue
Des Moines, IA  50391-2000

Re: Post-Effective Amendment No. 3 to Registration Statement on Form S-3 Dividend Reinvestment and Stock Purchase Plan

Gentlemen:

I consent to the use of my opinion filed as Exhibit 5(c) to the Registration Statement on Form S-3 filed by ALLIED Group, Inc. with the Securities Exchange Commission, and to the reference to myself under the caption "Legal Matters" in the Prospectus contained in Amendment No. 3 to such Registration Statement.

Sincerely,


/s/ Cheryl M. Critelli

Cheryl M. Critelli
Associate Corporate Counsel
(515) 280-4818